As filed with the Securities and Exchange Commission on June 21, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ChipMOS TECHNOLOGIES (Bermuda) LTD.

(Exact name of issuer as specified in its charter)

Bermuda	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1, R&D Road 1

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

(Address of Principal Executive Offices)

ChipMOS TECHNOLOGIES (Bermuda) LTD.

SHARE OPTION PLAN 2001

(Full title of the plans)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares, par value $0.01 per share	3,200,000 shares	$7.055	$22,576,000	$2,861

(1)	Plus such indeterminate number of additional common shares as may be offered and issued to prevent dilution resulting from stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the common shares of ChipMOS TECHNOLOGIES (Bermuda) LTD. as reported on the NASDAQ National Market System on June 17, 2004, namely $7.055.
(3)	A filing fee in the amount of US$20,093 was paid in connection with the filing of the registration statement on Form F-3 of ChipMOS TECHNOLOGIES (Bermuda) LTD., dated May 21, 2004, US$19,783 out of which were applied to pay the filing fee required in connection with the Form F-3 Registration Statement. Pursuant to Rule 456 under the Securities Act the balance of US$310 of that filing fee is hereby applied to pay the filing fee in connection this Registration Statement. In addition, the remaining US$2551 of the filing fee has been sent by wire transfer to the Commission in connection with this filing.

INCORPORATION OF INFORMATION

This registration statement on Form S-8 registers additional securities of the same class as other securities of the registrant for which a registration statement, also filed on Form S-8 by the registrant and relating to the registrant’s Share Option Plan 2001, is effective. Pursuant to General Instruction to Form S-8, the contents of the registrant’s registration statement on Form S-8 (File No. 333-85290), as filed with the Securities and Exchange Commission on March 28, 2002, are hereby incorporated by reference.

Item 8.	EXHIBITS

Exhibit Number		Description

4.1	—	Memorandum of Association of the Registrant (*)

4.2	—	Bye-Laws of the Registrant, as amended on December 14, 2001(**)

4.3	—	ChipMOS TECHNOLOGIES (Bermuda) LTD. Share Option Plan 2001, as amended

5.1	—	Opinion of Appleby Spurling Hunter on the validity of the Common Shares

23.1	—	Consent of Moore Stephens

23.2	—	Consent of Appleby Spurling Hunter (included in Exhibit 5.1)

24.1	—	Power of Attorney (included on signature page)

(*)	Incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F (File No. 0-31106) filed on June 15, 2001.
(**)	Incorporated by reference to the Registrant’s report on Form 6-K, dated February 19, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, Republic of China, on June 18, 2004.

ChipMOS TECHNOLOGIES (Bermuda) LTD.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shou-Kang Chen as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 18, 2004 by the following persons in the capacities indicated:

Name	Title

/s/ Shih-Jye Cheng Shih-Jye Cheng	Chairman/Chief Executive Officer

/s/ Shou-Kang Chen Shou-Kang Chen	Chief Financial Officer

/s/ Hung-Chiu Hu Hung-Chiu Hu	Director

II-2

Name	Title

/s/ Hsing Ti-Tuan Hsing Ti-Tuan	Director

/s/ Min-Liang Chen Min-Liang Chen	Director

/s/ Pierre Laflamme Pierre Laflamme	Director

/s/ Jwo-Yi Miao Jwo-Yi Miao	Director

/s/ Robert Ma Kam Fook Robert Ma Kam Fook	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ChipMOS TECHNOLOGIES (Bermuda) LTD., has signed this Registration Statement on June 18, 2004.

ChipMOS U.S.A. INC.

By:	/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	President

EXHIBIT INDEX

Exhibit Number		Description

4.1	—	Memorandum of Association of the Registrant (*)

4.2	—	Bye-Laws of the Registrant (**)

4.3	—	ChipMOS TECHNOLOGIES (Bermuda) LTD. Share Option Plan 2001, as amended

5.1	—	Opinion of Appleby Spurling Hunter on the validity of the Common Shares

23.1	—	Consent of Moore Stephens

23.2	—	Consent of Appleby Spurling Hunter (included in Exhibit 5.1)

24.1	—	Power of Attorney (included on signature page)

(*)	Incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F (File No. 0-31106) filed on June 15, 2001.
(**)	Incorporated by reference to the Registrant’s report on Form 6-K, dated February 19, 2002.